UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

I-many, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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The following notices were sent by I-many, Inc. (“I-many”) on May 21, 2009 to its option holders and restricted stock holders, as applicable.

[I-MANY LETTERHEAD]

May 21, 2009

[NAME]

[ADDRESS]

Re:	Notice of Termination of Options Granted by I-many, Inc.

Dear [NAME]:

You are the holder of one or more options (the “Options”) to purchase shares of I-many’s common stock under one or more option agreements. Your option agreement or agreements were granted under one or more of I-many’s 1994 Stock Plan, 1997 Stock Option/Incentive Plan, 2000 Stock Incentive Plan, 2001 Employee Stock Plan, 2001 Stock Incentive Plan, 2003 Stock Incentive Plan and 2008 Stock Incentive Plan (the “Plans”).

I-many recently entered into an Agreement and Plan of Merger, dated April 29, 2009, by and among I-many, Sapphire Stripe Holdings, Inc. (“Buyer”) and Sapphire Stripe Acquisition Company (“Merger Sub”) pursuant to which Merger Sub will merge with and into I-many, and I-many will become a wholly-owned subsidiary of Buyer (the “Merger”). Buyer and Merger Sub are subsidiaries of LLR Partners, Inc., a Pennsylvania-based private equity firm.

Pursuant to the Merger Agreement, Buyer is not assuming your Options in the Merger. Pursuant to the terms of the Plans and the option agreements issued under them, the Board of Directors of I-many (the “Board”) has the authority to (i) accelerate the vesting of your outstanding Options and (ii) provide for the Options (and all of your rights under them) to terminate on a date chosen by the Board in exchange for a cash payment based on the consideration payable for each share of I-many’s common stock in the Merger (the “Merger Consideration”).

This letter is your notice that each of your Options outstanding immediately prior to the effective time of the Merger will terminate at the effective time of the Merger and represent solely the right to receive a lump sum cash payment equal to the excess, if any, of (A) the Merger Consideration times the number of shares of common stock subject to your Option over (B) the aggregate exercise price of the Option, net of applicable taxes. Any Option that is not already fully exercisable will become fully exercisable immediately prior to the effective time of the Merger.

In connection with the termination of your Options at the effective time of the Merger, I-many requests that, following termination, you surrender to I-many, at the address above and to my attention, any option agreements representing Options that you may have in your possession. Following the effective time of the Merger, you will receive the cash payment, if any, for your Options through I-many’s normal payroll process.

If you have any questions about this, please do not hesitate to contact me at (207) 228-2298 or at bschwartz@imany.com. Thank you for your attention.

Sincerely, I-MANY, INC.

By:
Robert G. Schwartz Vice President and General Counsel

[I-MANY LETTERHEAD]

May 21, 2009

[NAME]

[ADDRESS]

Re:	Notice of Treatment of Certain Options Granted by I-many, Inc.

Dear [NAME]:

You are the holder of one or more options (the “Options”) to purchase shares of I-many’s common stock, pursuant to one or more option agreements under I-many’s 2000 Non-Employee Director Stock Option Plan (the “Plan”).

I-many has recently entered into an Agreement and Plan of Merger, dated April 29, 2009, by and among I-many, Sapphire Stripe Holdings, Inc. (“Buyer”) and Sapphire Stripe Acquisition Company (“Merger Sub”) pursuant to which Merger Sub will merge with and into I-many, and I-many will become a wholly-owned subsidiary of Buyer (the “Merger”).

Pursuant to the Merger Agreement, no option to purchase shares of I-many’s common stock may continue to be outstanding after the Merger. In addition, I-many has determined that the consideration payable for each share of I-many’s common stock in the Merger will be less than the per-share exercise price of your Options. In light of the foregoing, I-many hereby requests that you agree, by your signature in the space provided below, to the cancellation of your Options as of and conditioned upon the occurrence of the effective time of the Merger.

I-many further requests that, following such cancellation, you surrender to I-many, at the address set forth above and to the attention of “Secretary,” any option agreements evidencing such Options that you may have in your possession.

Should you have any questions concerning the above matters, please do not hesitate to contact me at (207) 228-2298 or at bschwartz@imany.com. Thank you for your attention.

Sincerely, I-MANY, INC.

By:
Robert G. Schwartz Vice President and General Counsel

ACKNOWLEDGED AND AGREED:

By:
Name:	[NAME]

[I-MANY LETTERHEAD]

May 21, 2009

[NAME]

[ADDRESS]

Re:	Notice of Acceleration of Restricted Stock Granted by I-many, Inc.

Dear [NAME]:

You are the holder of restricted shares of I-many’s common stock (the “Restricted Stock”), pursuant to one or more restricted stock agreements under one or more of I-many’s 2001 Stock Incentive Plan, 2003 Stock Incentive Plan and 2008 Stock Incentive Plan (the “Plans”).

I-many has recently entered into an Agreement and Plan of Merger, dated April 29, 2009, by and among I-many, Sapphire Stripe Holdings, Inc. (“Buyer”) and Sapphire Stripe Acquisition Company (“Merger Sub”) pursuant to which Merger Sub will merge with and into I-many, and I-many will become a wholly-owned subsidiary of Buyer (the “Merger”). Buyer and Merger Sub are subsidiaries of LLR Partners, Inc., a Pennsylvania-based private equity firm.

Pursuant to the Merger Agreement, Buyer has agreed that, following the Merger, Buyer will not retain the benefit of the vesting or other lapse restrictions on your Restricted Stock.

Notice is hereby given that your Restricted Stock that is outstanding immediately prior to the effective time of the Merger will vest in full immediately prior to the effective time of the Merger, and each share of Restricted Stock will represent the right to receive the consideration payable for each share of I-many’s common stock in the Merger (the “Merger Consideration”), net of applicable taxes, in satisfaction of all rights pertaining to such shares. Within five business days after the effective time of the Merger, you will receive instructions on how to exchange your Restricted Stock for Merger Consideration.

Should you have any questions concerning the above matters, please do not hesitate to contact me at (207) 228-2298 or at bschwartz@imany.com. Thank you for your attention.

Sincerely, I-MANY, INC.

By:
Robert G. Schwartz Vice President and General Counsel

Additional Information and Where to Find It

I-many plans to file with the SEC and mail to its stockholders a definitive proxy statement (the “Proxy Statement”) in connection with the Merger. Buyer is an affiliate of LLR Partners, Inc. (“LLR Partners”). The Proxy Statement will contain important information about I-many, LLR Partners, the Merger and related matters. I-many has already filed a preliminary proxy statement with the SEC on May 14, 2009. This proxy statement is only a preliminary version of the definitive document, however, and should not be relied upon until such time as the definitive proxy statement is filed with the SEC. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Agreement and Plan of Merger. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this communication regarding the proposed transaction between I-many and LLR Partners, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the Merger; operational disruption from the Merger; general economic and market conditions; the risk that our cash and cash equivalents at the time of the closing of the Merger will be less than anticipated and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this communication reflect I-many’s expectations and beliefs as of the date of this communication. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.